                            Joint Filer Information
                           -------------------------

Name of Joint Filer:                            AOL Inc.

Address of Joint Filer:                         770 Broadway
                                                New York, NY 10003

Relationship of Joint Filer to Issuer:          10% Owner

Issuer Name and Ticker or Trading Symbol:       Millennial Media Inc. [MM]

Date of Event Requiring Statement:
(Month/Day/Year):                               10/23/2015

Designated Filer:                               Verizon Communications Inc.